EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrant's charter or by-laws
                ------------------

Amendment No. 54 dated November 19, 2009 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(55) to Post-Effective Amendment No. 226 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).

Please include, as Exhibit 77Q1(a), Amendment No. 55 dated February 11, 2010 to the Agreement and Declaration of Trust dated January 28, 1997.

Amendment No. 2 dated October 16, 2009 to the Amended and Restated By laws of Goldman Sachs Trust dated October 30, 2002 is incorporated herein by reference to Exhibit (b)(3) to Post Effective Amendment No. 226 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 24, 2009 (Accession No. 0000950123-09-065720).